UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2019 (December 30, 2019)

INTELLISENSE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188920	47-4257143
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

20 Raoul Wallenberg St Tel Aviv, Israel	6971916
(Address of principal executive offices)	(Zip Code)

(480) 659-6404

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

●	our financial performance, including our history of operating losses;

●	our ability to obtain additional funding to continue our operations;

●	our ability to successfully develop and commercialize our products;

●	changes in the regulatory environments of the United States and other countries in which we intend to operate;

●	our ability to attract and retain key management and marketing personnel;

●	competition from new market entrants;

●	our ability to identify and pursue development of additional products; and

●	the other factors contained in the section entitled “Risk Factors” contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled “Risk Factors”. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“Common Stock” refers to shares of Common Stock of the Company, par value US$0.001 per share.

●	“Company,” “we,” “us,” and “our” refer to the combined enterprises of Intellisense and ScoutCam, each as defined herein, and its subsidiaries and other consolidated entities, after giving effect to the Exchange Agreement, as defined herein;

●	“ScoutCam” refers to ScoutCam Ltd., an Israeli company, prior to the consummation of the Exchange Agreement;

●	“Intellisense” refers to Intellisense Solutions Inc., a Nevada corporation, and its subsidiaries, prior to the consummation of the Exchange Agreement;

●	“Medigus” refers to Medigus Ltd., an Israeli company;

●	“U.S. dollars,” “dollars,” “USD,” “US$,” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

●	“Securities Act” are to the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed with the SEC in connection with that certain Securities Exchange Agreement (the “Exchange Agreement”), by and between Intellisense and Medigus, dated September 16, 2019, which transactions are described herein, together with certain related actions taken by us.

On December 30, 2019, Intellisense and Medigus consummated the Exchange Agreement, pursuant to which Medigus assigned, transferred and delivered to Intellisense 100% of its holdings in its wholly-owned subsidiary, ScoutCam in exchange for consideration consisting of shares of Common Stock representing 60% of the issued and outstanding share capital of the Company immediately following the closing of the Exchange Agreement (the “SEA Closing”). In addition, the Exchange Agreement provides that if ScoutCam achieves US$33,000,000 in sales in the aggregate within the first three (3) years immediately subsequent to the SEA Closing, the Company will issue to Medigus additional shares of Common Stock representing 10% of the Company’s issued and outstanding share capital as reflected on the date of the SEA Closing.

Concurrent with the SEA Closing, Intellisense, ScoutCam and certain investors named therein (the “Investors”), entered into a certain Securities Purchase Agreement (the “Purchase Agreement”), whereby in exchange for an aggregate purchase price of approximately US$3.3 million, the Investors received (i) 6,826,623 shares of Common Stock, (ii) 3,413,312 warrants to purchase one share of Common Stock with an exercise price representing a pre-money valuation of the Company of US$16,000,000 for a period of twelve (12) months, and (iii) 6,826,623 warrants to purchase one share of Common Stock with an exercise price representing a pre-money valuation of the Company of US$24,000,000 for a period of eighteen (18) months.

On September 17, 2019, we filed with the SEC a Current Report on Form 8-K (the “Initial 8-K”), in connection with the execution of the Exchange Agreement and to provide certain other information related thereto. Given that prior to the Exchange Agreement, Intellisense was a “shell company” (as defined in Rule 405 of the Securities Act), the Company is required to file a Current Report on Form 8-K containing such information that it would be required to disclose if it were a registrant filing a general form for the registration of securities on Form 10 under the Exchange Act. This Current Report on Form 8-K includes such disclosure (the “Form 8-K”).

This Explanatory Note contains only a brief description of the material terms of the Exchange Agreement, the Purchase Agreement, and other related transactions contemplated thereunder, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the Exchange Agreement, which was filed as an exhibit to the Initial 8-K filed with the SEC on September 17, 2019, of which is incorporated by reference herein, and the Purchase Agreement, which is filed as Exhibit 10.2 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Exchange Agreement and Related Transactions

On December 30, 2019, each of the transactions contemplated under the Exchange Agreement were consummated. As a result of the transactions, ScoutCam became the wholly-owned subsidiary of Intellisense, and Medigus owns shares of Common Stock representing 60% of the issued and outstanding share capital of the Company as of the SEA Closing. The Exchange Agreement was filed as Exhibit 10.1 to the Initial 8-K filed with the SEC on September 17, 2019, of which is incorporated by reference herein.

Accounting Treatment

The consummation of the Exchange Agreement is being treated as a reverse acquisition of ScoutCam for financial accounting and reporting purposes. As such, ScoutCam is treated as the acquirer for accounting and financial reporting purposes while Intellisense is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the SEC will be those of ScoutCam, and Intellisense’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of ScoutCam.

Smaller Reporting Company

Following the consummation of the Exchange Agreement, the Company will continue to be a “smaller reporting company,” as defined in Regulation S-K promulgated under the Exchange Act.

BUSINESS

Our Corporate History and Background

Intellisense was incorporated under the laws of the State of Nevada on March 22, 2013. We were initially engaged in the business of developing web portals to allow companies and individuals to engage in the purchase and sale of vegetarian food products over the Internet. However, we were unable to execute our original business plan, develop significant operations or achieve commercial sales.

We received initial funding in March of 2014 in the aggregate amount of $19,980 through the sale of Common Stock to two of our former officers and directors, who purchased in the aggregate 1,998,000 shares of our Common Stock at $0.01 per share.

On January 10, 2019, we formed Canna Patch Ltd., an Israeli corporation (“Canna Patch”), of which 90% was initially owned by Intellisense, and the remaining 10% owned by Rafael Ezra, Canna Patch’s Chief Technology Officer. Canna Patch does not have any operations and on December 4, 2019, we sold 100% of our holdings in Canna Patch.

As a result of our acquisition of ScoutCam, we now own all of ScoutCam’s issued and outstanding share capital. We plan to integrate and fully adopt ScoutCam’s business into the Company as our primary business activity.

ScoutCam was formed in Israel on January 3, 2019 as a wholly owned subsidiary of Medigus. ScoutCam was incorporated as part of a reorganization of Medigus, which was designed to distinguish ScoutCam’s miniaturized imaging business, or the micro ScoutCam™ portfolio, from Medigus’s other operations and to enable Medigus to form a separate business unit with dedicated resources focused on the promotion of such technology (the “Reorganization”). In December 2019, Medigus and ScoutCam consummated a certain Amended and Restated Asset Transfer Agreement, which transferred and assigned certain assets and intellectual property rights related to its miniaturized imaging business (the “Amended and Restated Asset Transfer Agreement”).

As of the date of this Current Report, substantial portions of Medigus’s revenues have been derived from the micro ScoutCam™ portfolio appeal within the medical and industrial fields. ScoutCam has recently begun examining additional applications for the micro ScoutCam™ portfolio outside of the medical device industry, among others, the defense, aerospace, automotive, and industrial non-destructing-testing industries. We plan to further expand the activity in these non-medical spaces.

Our current corporate structure is as follows:

(1)	Medigus’s allocated percentage is on an issued and outstanding basis immediately upon the SEA Closing, and, therefore, is calculated prior to the issuance of any shares underline the warrants issued pursuant to the Purchase Agreement.

Sales and Marketing

ScoutCam’s vision is to improve organizations’ performance across industries through expanding the visualization capabilities of their technologies. Its mission is to become a global leader in providing custom-tailored visualization solutions that are unique and innovative to organizations across industries based on small and highly resistant cameras and supplementary technologies. Since ScoutCam is focused on custom-tailored solutions, it has a very limited offering of off-the-shelf products, which are used mainly as demonstrators for new prospects of its technology and capabilities, rather than as a major source of revenue. Moreover, as ScoutCam focuses only on the visualization apparatus and supporting components, including for example a small camera, illumination, cleaning method (e.g., irrigation), and/or a mechanical structure based on the customer’s needs, in most cases its products are components of the customer end-user products rather than independent end-user products.

ScoutCam’s business model includes engaging customers seeking to add a video visualization to its existing or new product(s) in two phases. During the first phase, ScoutCam conducts the research and development that is required in order to specify, develop, and produce the designated visualization apparatus, all for an agreed compensation (e.g. a non-recurrent engineering fee). During the second phase, ScoutCam manufactures the apparatus and sells it to the customer for an agreed transfer price. In some cases, upon a customer’s request, ScoutCam offers complete ‘turn-key’ contracts, in which ScoutCam is responsible for most or all product phases, from the specifications phase to the provision of components or products that are complete, packaged and ready for sale. In such cases, ScoutCam may conduct the necessary regulatory tests and handle the required regulatory approvals. In addition, ScoutCam may also be responsible, as necessary, for, inter alia, packaging, sterilization, labeling and shipment.

ScoutCam’s customers are technology-based companies and organizations of all sizes, from early stage start-ups to large, well-established, international corporations. However, ScoutCam prefers engaging the latter business partnership as larger corporations provide financial stability, large quantities, reoccurring revenue, and valid forecasts for extended durations. In addition, ScoutCam engages customers from various industries, such as biomedical, aerospace, certain sensitive or classified industries, security and defense, and research.

ScoutCam interacts with prospects globally in order to engage in new projects by various business development and marketing means. The core ScoutCam team that is responsible for these efforts includes a highly experienced VP Business with over 20 years of experience in machine-vision and medical device, and ScoutCam recently recruited a sales representative. ScoutCam uses both active and passive marketing measures to gather interest from potential customers. These efforts may include the following:

■	engaging third party companies as territorial representatives in key markets;

■	initiating business engagements based on leads received through ScoutCam’s website or via other methods or means;

■	conducting initial R&D together with such prospects in order to evaluate the feasibility of their contemplated projects;

■	maintaining an updated and detailed website presenting ScoutCam’s core competency and proven track record;

■	promoting ScoutCam’s website in different search engines and other digital forums through SEO campaigning as well as other proactive digital marketing measures;

■	employing certain social media platforms for campaigning and advertising;

■	reconnecting with ScoutCam’s large database, which includes a multitude of past prospects;

■	developing and refining marketing communications materials, including digital and printed brochures;

■	issuing a periodical newsletter to allow for communicating new technologies, solutions, and achievements to existing and potential customers; and

■	participating in major vision technology exhibitions such as AIA Vision Show (USA) and Vision Show (Germany).

Our Customers

Currently, ScoutCam has two major customers that generate most of its current and forecasted revenue in the near term. One of them is a large international bio-med company. ScoutCam develops a visualization component for this customer’s invasive surgical device. The other customer is a US based company that develops and markets minimally invasive, surgical devices for skeletal and soft-tissue procedures. The company specializes in orthopedic surgeries of the extremities.

In addition to these two material customers, ScoutCam is engaged in initial negotiations with multiple potential customers operating in a variety of sectors, including biomedical, aerospace, military and security and others. ScoutCam is pursuing these potential engagements with the goal of securing research and development contracts that may then materialize into multi-year production contracts.

Competition

ScoutCam previously operated without competition from other companies; however, today there are several companies that offer small cameras, including, but not limited to Opcom, Fujikura-Picoramedic, Awaiba, Fisba, Misumi, and Sanovas. Certain companies, such as Enable and Precision Optics, act as direct competitors, since they offer similar services. ScoutCam, unlike the aforementioned competitors, offers customized solutions, which includes additional components as needed. Other companies, such as IntraVu, Medit, and SPI Engineering, offer complete small diameter off-the shelf endoscopes/borescopes. ScoutCam, however, focuses instead on customizing and integrating its solutions into a given customer’s device.

Proprietary Rights and Technology

As we develop customized components and/or products per specific customer requirements, our various projects are constantly in different stages of development, including: planning, early R&D for a proof of concept, R&D for a prototype, final product/component development, engineering necessary for a production-ready version, and production of initial batches.

As of December 1, 2019, ScoutCam’s intellectual property rights include such patents and patent license that were granted or transferred by Medigus as part of the Amended and Restated Asset Transfer Agreement. Under the Amended and Restated Asset Transfer Agreement, Medigus transferred two patent families in exchange for a license in connection with the marketing and sale of the Medigus Ultrasonic Surgical Endostapler. In addition, Medigus granted to ScoutCam a license to access, use, improve, develop, market and sell licensed intellectual property, including the right to any future versions, enhancements, improvements and derivative works of such licensed intellectual property in connection with the development and commercialization of the ScoutCam miniature video technology.

Employment

ScoutCam currently has 19 full-time (or near full-time) employees. This number is expected to grow as a result of the transactions described herein. We may recruit additional engineers to the R&D team, and recruit additional production employees to support an anticipated increase in production commitments to our customers.

Regulation

Our approach to regulation is generally determined based on a given project. In our engagements with customers operating in the biomedical sector, we comply with the medical device standards in that corresponding territory, such as the US Food and Drug Administration (FDA) in the US or CE in the European Economic Area (EEA), among others. We are in the process of receiving the required approvals under certain EU Medical Device Regulations, and, in particular, we are compliant with ISO 13485. Compliance with these regulations is achieved through the support we receive from two highly experienced quality assurance and regulatory affairs consultants, who we have engaged as external consultants up through the current date but with who we plan to employ as full-time employees following the transactions described herein. In addition, we are being audited annually by MEDCERT GmbH, a German Notified Body.

Risk Factors

Risks Related to Our Business, Operations and Financial Condition

Our reliance on third-party suppliers for most of the components of our products could harm our ability to meet demand for our products in a timely and cost-effective manner.

Though we attempt to ensure the availability of more than one supplier for each important component in any product that we commission, the number of suppliers engaged in the provision of miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor (“CMOS”) technology products is very limited, and therefore in some cases we engage with a single supplier, which may result in our dependency on such supplier. This is the case regarding sensors for the CMOS type technology that is produced by a single supplier in the United States. As we do not have a contract in place with this supplier, there is no contractual commitment on the part of such supplier for any set quantity of such sensors. The loss of our sole supplier in providing us with miniature sensors for our CMOS technology products, and our inability or delay in finding a suitable replacement supplier, could significantly affect our business, financial condition, results of operations and reputation.

Because of ScoutCam’s limited operating history, we may not be able to successfully operate our business or execute our business plan.

Given the limited operating history of ScoutCam, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

●	the absence of a lengthy operating history;

●	insufficient capital to fully realize our operating plan;

●	expected continual losses for the foreseeable future;

●	operating in multiple currencies;

●	our ability to anticipate and adapt to a developing market(s);

●	acceptance of our products by the medical community and consumers;

●	acceptance of our products by the non-medical community and consumers;

●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel; and

●	operating in an environment that is highly regulated by a number of agencies.

Furthermore, we have a history of losses, and we may not be able to generate sufficient revenues to achieve and sustain profitability, and as a result, there is substantial doubt about our ability to continue as a going concern within the first year following the SEA Closing.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

Our commercial success depends upon the degree of market acceptance by the medical community as well as by other prospect markets and industries.

Our current business model is that of a business-to-business approach, or B2B, in which we seek to identify target businesses interested in integrating our technology, or commissioning individual projects using our technology. Any product that we commission or that is brought to the market may or may not gain market acceptance by prospect customers. The commercial success of our technologies, commissioned products and any future product that we may develop depends in part on the medical community as well as other industries for various use cases, depending on the acceptance by such industries of our commissioned products as a useful and cost-effective solution compared to current technologies. To date, we have not yet commenced market penetration in other industries, with the exception of the biomedical sector. If our technology or any future product that we may develop does not achieve an adequate level of acceptance, or does not garner significant commercial appeal, we may not generate significant revenue and may not become profitable. The degree of market acceptance will depend on a number of factors, including:

●	the cost, safety, efficacy, and convenience of our technology and any commissioned product and any future product that we may develop in relation to alternative products;

●	our technology, commissioned products and any future product that we may develop acceptance as a superior solution in industries other than for the medical industry;

●	the ability of third parties to enter into relationships with us without violating their existing agreements;

●	the effectiveness of our sales and marketing efforts;

●	the strength of marketing and distribution support for, and timing of market introduction of, competing technology and products; and

●	publicity concerning our technology or commissioned products or competing technology and products.

Our efforts to penetrate industries and educate the marketplace on the benefits of our technology, and reasons to seek the commissioning of products based on our technology, may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by conventional technologies.

We expect to face significant competition. If we cannot successfully compete with new or existing technologies or future developed products, our marketing and sales will suffer and we may never be profitable.

We expect to compete against existing technologies and proven products in different industries. In addition, some of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and may have substantially greater financial resources than we do, as well as significantly greater experience in obtaining applicable regulatory approvals applicable to the commercialization of our technologies and future products.

If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with business targets and third parties to perform these services, we may not be successful in commercializing our products and technology.

Given that we are currently a B2B company, our business is reliant on our ability to successfully attract potential business targets. Furthermore, we have a limited sales and marketing infrastructure and have limited experience in the sale, marketing or distribution of our technologies beyond the B2B model. To achieve commercial success for our technologies or any future developed product for which we may obtain marketing approval, we will need to establish a sales and marketing infrastructure or to out-license such future products.

In the future, we may consider building a focused sales and marketing infrastructure to market any future developed products and potentially other product in the United States or elsewhere in the world. Similarly, we may consider evolving our business model in the future and adopting a business-to-consumer approach, or B2C. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize any future products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to potential customers;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products inside or outside of the United States or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our technologies or any future products we may develop.

We depend on the success of micro ScoutCam™ for our revenue, which could impair our ability to achieve profitability.

We plan to derive most of our future revenue from the development services of our imaging equipment and our flagship micro ScoutCam™ and through the engagement with target businesses that are interested in the commissioning of certain products using our technology. Our future growth and success is largely dependent on the successful commercialization of the micro ScoutCam™ technology. If we are unable to achieve increased commercial acceptance of the micro ScoutCam™ technology, or experience a decrease in the utilization of our product line or procedure volume, our revenue would be adversely affected.

We may be subject to product liability claims, product actions, including product recalls, and other field or regulatory actions that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks, product actions and other field or regulatory actions that are inherent in the manufacturing, marketing and sale of medical device products that we may have commissioned for a target business. We may be held liable if such products cause injury or death or is found otherwise unsuitable or defective during usage. Our products incorporate mechanical and electrical parts, complex computer software and other sophisticated components, any of which can contain errors or failures. Complex computer software is particularly vulnerable to errors and failures, especially when first introduced. In addition, new products or enhancements to our existing products may contain undetected errors or performance problems that, despite testing, are discovered only after installation.

If any of our commissioned products are defective, whether due to design or manufacturing defects, improper use of the product, or other reasons, we may voluntarily or involuntarily undertake an action to remove, repair, or replace the product at our expense. In some circumstances we will be required to notify regulatory authorities of an action pursuant to a product failure.

We may require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our cash balance as of immediately following the consummation of the transactions contemplated herein was $3,202,088. We may require additional funding to fund and grow our operations and to develop certain products in order to actualize a potential B2C model. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In the event we required additional capital, the inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we require and are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

Our failure to effectively manage growth could impair our business.

Our business strategy contemplates a period of rapid growth which may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage growth will require us to successfully expand the capabilities of our operational and management systems, and to attract, train, manage, and retain qualified personnel during any future launches of our potential products. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to appropriately manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

We may not be able to manage our strategic partners effectively.

Our growth strategy may include strategic partners to assist in actualizing a B2C model, and specifically the selling of any future products and to broaden our reach to potential customers. The process to bring on, train and assist strategic partners is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on both existing and potential partners, and there is no guarantee that these will be successful in ultimately increasing our business.

Failure to manage our partners effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all partnership, or may not realize them in the time frame expected.

We may not have sufficient manufacturing capabilities to satisfy any growing demand for our commissioned products. We may be unable to control the availability or cost of producing such products.

Our current manufacturing capabilities may not reach the required production levels necessary in order to meet growing demands for any products we may commission or future products we may develop. While we do intend to purchase a manufacturing facility in Israel in the near term, such an engagement has not yet materialized and it is not clear at what point the Company will execute such an acquisition. In the interim, and prior to the purchase of a manufacturing facility by the Company, there can be no assurance that our commissioned products can be manufactured at our desired commercial quantities, in compliance with our requirements and at an acceptable cost. Any such failure could delay or prevent us from shipping said products and marketing our technologies in accordance with our target growth strategies.

Testing of our technologies potential applications for our products will be required and there is no assurance of regulatory approval.

The effect of government regulation and the need for approval may delay marketing of our technologies and future potentially developed products for a considerable period of time, impose costly procedures upon our activities and provide an advantage to larger companies that compete with us. There can be no assurance that regulatory approval for any products developed by us will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would materially and adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local, and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on our ability to utilize any of our technologies, thereby adversely affecting our operations. Various federal and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of food products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations are time-consuming and require the expenditure of substantial resources. In addition, these requirements and processes vary widely from country to country.

Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third party suppliers can adversely affect our revenue.

We will rely on our third-party suppliers for components and depend on obtaining adequate supplies of quality components on a timely basis with favorable terms to manufacture our commissioned products. Some of those components that we sell are provided to us by a limited number of suppliers. We will be subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components or do not produce components and products of sufficient quantity. Alternative sources for our components will not always be available. Many of our components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components.

It is our intention, as mentioned in the use of proceeds, to allocate financial resources to improve our inventory management, including establishing an inventory buffer of components appropriate to our business. However, we cannot assure that our attempt will be successful or that product or component shortages will not occur in the future. If we cannot supply commissioned products or future potentially developed products due to a lack of components, or are unable to utilize other components in a timely manner, our business will be significantly harmed. If inventory shortages continue, they could be expected to have a material and adverse effect on our future revenues and ability to effectively project future sales and operating results.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the job candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing technology and services, ensure full compliance with international and federal regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

We have entered into, and we may continue to enter into, strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may adversely affect our results of operations.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

We may seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider to have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to our work products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of our issued patents or pending patent applications provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in the United States and other countries. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

●	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

●	our confidentiality agreements will not be honored or may be rendered unenforceable;

●	third parties will independently develop equivalent, superior or competitive technology or products;

●	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

●	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could

●	adversely affect our reputation with customers;

●	be time-consuming and expensive to evaluate and defend;

●	cause product shipment delays or stoppages;

●	divert management’s attention and resources;

●	subject us to significant liabilities and damages;

●	require us to enter into royalty or licensing agreements; or

●	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to Our Common Stock

Because we were a “shell company,” Rule 144 is unavailable until one year has elapsed from the date that we have filed “Form 10 information” with the SEC, including current financial statements.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company and that it has filed all relevant periodic reports that it is required to file. Rule 144 will be unavailable to holders of restricted securities until one year has elapsed from the date that we filed “Form 10 information” (as defined in Rule 144) with the SEC along with audited financial statements. Once we become current, no assurance can be made that the Company will be able to remain current with its reports. In addition to the above, because we voluntarily file SEC reports with the SEC, following the one (1) year period discussed above, holders will not be permitted to rely on Rule 144 for sales of our shares, unless and until such time as we are mandatorily required under SEC laws, rules and regulations to file periodic reports with the SEC.

The market price of our Common Stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our technology or the application of our technology;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our Common Stock is covered by analysts;

●	the results of product liability or intellectual property lawsuits;

●	future issuances of Common Stock or other securities;

●	the addition or departure of key personnel;

●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the general stock market has recently experienced price and volume fluctuations. The volatility of our Common Stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock and the loss of some or all of our investors’ investment. Sales of shares of our Common Stock could also depress the then price of our shares.

Because our Common Stock may be a “penny stock,” it may be more difficult for investors to sell shares of our Common Stock, and the market price of our Common Stock may be adversely affected.

Our Common Stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our Common Stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our Common Stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our Common Stock publicly at times and prices that they feel are appropriate.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. For instance, pursuant to the Exchange Agreement, if ScoutCam achieves US$33.0 million in sales in the aggregate within the first three years following the SEA Closing, we will issue shares of Common Stock to Medigus representing 10% of our issued and outstanding share capital as of the SEA Closing. Similarly, we may issue a substantial number of shares of Common Stock or other securities convertible into or exercisable for Common Stock in connection with capital raising activity, hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. We expect to authorize in the future a substantial number of shares of our Common Stock for issuance under a stock option or similar plan, and may issue equity awards to management, employees and other eligible persons. Additional shares of Common Stock issued by us in the future will dilute an investor’s investment in the Company. In addition, we may seek stockholder approval to increase the amount of the Company’s authorized stock, which would create the potential for further dilution of current investors.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Form 8-K, our directors, executive officers, principal stockholders and affiliated entities may be deemed to beneficially own, in the aggregate, approximately 1.90% of our outstanding voting securities as of the date hereof. As a result, if some or all of such parties acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our Company.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. It was previously reported in Intellisense’s annual report on Form 10-K that, as of March 31, 2019, following an assessment by Intellisense’s management of the effectiveness of its internal control over financial reporting, and based on such evaluation they concluded that during the period covered therein such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules, for reasons related to deficiencies that existed in the design or operation of its internal controls.

We continue to assess our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completely implemented these changes. Failure to implement these changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our Common Stock.

Risks Related to our Operations in Israel

Political, economic and military instability in Israel may impede our ability to operate and harm our financial results.

Our principal executive offices are located in Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region could directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors, Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon). Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Ongoing and revived hostilities or other Israeli political or economic factors, could prevent or delay shipments of our products, harm our operations and product development and cause any future sales to decrease. In the event that hostilities disrupt the ongoing operation of our facilities or the airports and seaports on which we depend to import and export our supplies and products, our operations may be materially adverse affected. Furthermore, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictive laws and policies may seriously limit our ability to sell our products in these countries and may have an adverse impact on our operating results, financial conditions or the expansion of our business.

In addition, political uprisings and conflicts in various countries in the Middle East are affecting the political stability of those countries. This instability has raised concerns regarding security in the region and the potential for armed conflict. In Syria, a country bordering Israel, a civil war is taking place. In addition, there are concerns that Iran, which has previously threatened to attack Israel, may step up its efforts to achieve nuclear capability. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza and Hezbollah in Lebanon, as well as a growing presence in Syria. Additionally, the Islamic State of Iraq and Levant, or ISIL, a violent jihadist group whose stated purpose is to take control of the Middle East, remains active in areas within close proximity to Israeli borders. The tension between Israel and Iran and/or these groups may escalate in the future and turn violent, which could affect the Israeli economy in general and us in particular. Any potential future conflict could also include missile strikes against parts of Israel, including our offices and facilities. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may be disinclined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot be assured that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts, political instability, terrorism, cyberattacks or any other hostilities involving or threatening Israel would likely negatively affect business conditions generally and could harm our results of operations.

On Israel’s domestic front, there is currently a level of unprecedented political instability. The Israeli government has been in a transitionary phase since December 2018, when the Israeli Parliament, or the Knesset, first resolved to dissolve itself and call for new general elections. In 2019, Israel held general elections twice, in April and September, and a third general election is currently scheduled for March 2020. The Knesset, for reasons related to this extended political transition, has failed to pass a budget for the year 2020, and certain government ministries, which may be critical to the operation of our business, are without necessary resources and may not receive sufficient funding moving forward. Given the likelihood that the current political stalemate may not be resolved during the next calendar year, our ability to conduct our business effectively may be adversely materially affected.

Exchange rate fluctuations between foreign currencies and the U.S. Dollar may negatively affect our earnings.

Our reporting and functional currency is the U.S. dollar. Our revenues are currently primarily payable in U.S. dollars and Euros and we expect our future revenues to be denominated primarily in U.S. dollars and Euros. However, certain amount of our expenses are in NIS and as a result, we are exposed to the currency fluctuation risks relating to the recording of our expenses in U.S. dollars. We may, in the future, decide to enter into currency hedging transactions. These measures, however, may not adequately protect us from material adverse effects.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of ScoutCam’s intellectual property has been developed by ScoutCam’s employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, will determine whether the employee is entitled to remuneration for his inventions. Recent case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration (but rather uses the criteria specified in the Patent Law). Although we generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of ScoutCam’s carve-out financial condition and results of operations together with Intellisense’s financial statements and the related notes appearing elsewhere in this document. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Statements Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties and assumptions associated with these statements. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Financial Discussion

Overview

ScoutCam was incorporated in Israel on January 3, 2019 and commenced operations on March 1, 2019. Prior to March 1, 2019, the ScoutCam’s activities were part of Medigus’s activities.

Prior to the SEA Closing, ScoutCam was a wholly-owned subsidiary of Medigus. Medigus is traded on the Nasdaq Capital Market and the TASE (Tel Aviv Stock Exchange).

Going Concern

The carve-out financial statements of ScoutCam have been prepared assuming it will continue as a going concern. As discussed in the notes to the carve-out financial statements, ScoutCam has incurred operating losses. These factors, among others, raise substantial doubt about its ability to continue as a going concern within the first year following the SEA Closing. Additionally, its independent registered public accounting firm included an explanatory paragraph in its report for the years ended December 31, 2018 and 2017, regarding concerns about ScoutCam’s ability to continue as a going concern within the first year following the SEA Closing.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our carve-out financial statements, which we have prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The preparation of these carve-out financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the carve-out financial statements, as well as the reported revenues and expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our carve-out financial statements appearing elsewhere in this Form 8-K, we believe that the following accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations.

Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying carve-out financial statements in accordance with accounting principles generally accepted in the United States of America. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the years ended December 31, 2018 and 2017 are not necessarily indicative of the results that may be expected for future years.

The accompanying carve-out financial statements are presented in U.S. dollars in conformity with U.S. GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission.

The carve-out financial statements of ScoutCam include expenses which were allocated from Medigus for certain functions, including general corporate expenses related to corporate strategy, procurement, Information Technology (“IT”), Human Resources (“HR”) and legal. These allocation have been made on the basis of direct usage when identifiable, with the remainder allocated on the basis of headcount. Management believes the expense allocation methodology and results are reasonable and consistently applied for all periods presented. However, these allocations may not be indicative of the actual expenses that would have been incurred by an independent company or of the costs to be incurred in the future.

Use of Estimates

The preparation of the carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the carve-out financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

Revenue Measurement

Commencing on January 1, 2018, ScoutCam’s revenues are measured according to the ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are measured according to the amount of consideration that ScoutCam expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties, such as sales taxes. Revenues are presented net of VAT.

Prior to December 31, 2017, revenues were measured in accordance with ASC 605, “Revenue recognition”. The implementation of ASC 606 did not have a material effect on the carve-out financial statements of ScoutCam as ScoutCam’s accounting for revenue recognition remains substantially identical.

Revenue Recognition

ScoutCam recognizes revenue when a customer obtains control over promised goods or services. For each performance obligation ScoutCam determines at contract inception whether it satisfies the performance obligation over time or satisfies the performance obligation at a point in time.

Performance obligations are satisfied over time if one of the following criteria is met:(a) the customer simultaneously receives and consumes the benefits provided by ScoutCam’s performance; (b) ScoutCam’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or (c) ScoutCam’s performance does not create an asset with an alternative use to ScoutCam and ScoutCam has an enforceable right to payment for performance completed to date.

If a performance obligation is not satisfied over time, a Company satisfies the performance obligation at a point in time.

The transaction price is allocated to each distinct performance obligations on a relative standalone selling price (“SSP”) basis and revenue is recognized for each performance obligation when control has passed. In most cases, ScoutCam is able to establish SSP based on the observable prices of services sold separately in comparable circumstances to similar customers and for products based on ScoutCam’s best estimates of the price at which ScoutCam would have sold the product regularly on a stand-alone basis. ScoutCam reassesses the SSP on a periodic basis or when facts and circumstances change.

Product Revenue

Revenues from product sales are recognized when the customer obtains control of ScoutCam’s product, typically upon shipment to the customer. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

Service Revenue

ScoutCam also generates revenues from development services. Revenue from development services is recognized over the period of the applicable service contract. There are no long-term payment terms or significant financing components of ScoutCam’s contracts.

ScoutCam’s contract payment terms for product and services vary by customer. ScoutCam assesses collectibility based on several factors, including collection history.

Accounts Receivable

Accounts receivable are presented in ScoutCam’s carve-out balance sheet net of allowance for doubtful accounts. ScoutCam estimates the collectibility of its accounts receivable balances and adjusts its allowance for doubtful accounts accordingly.

When revenue recognition criteria are not met for a sale transaction that has been billed, ScoutCam does not recognize deferred revenues or the related account receivable.

Inventories

Inventories include raw materials, inventory in process and finished products and are valued at the lower of cost or net realizable value.

The cost is determined on the basis of “first in-first out” basis. Cost of purchased raw materials and inventory in process includes costs of design, raw materials, direct labor, other direct costs and fixed production overheads. Materials and other supplies held for use in the production of inventories are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost.

ScoutCam regularly evaluates its ability to realize the value of inventory based on a combination of factors including the following: forecasted sales or usage, estimated current and future market values.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new ASU which amended its lease accounting guidance. Under the new lease accounting guidance, lessees are required to recognize a right-of-use asset and a lease liability for all leases, including leases classified as operating leases. The lease liability and the right-of-use asset are measured based on the present value of the lease payments. In addition, disclosures of qualitative and quantitative information about leasing arrangements are required. The new lease accounting guidance also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and non-lease components of an arrangement.

ScoutCam adopted the new lease accounting guidance on January 1, 2019, using a modified retrospective transition approach, with certain practical expedients, and as a result did not adjust prior periods. Following the adoption, ScoutCam recognized right-of-use assets of $19 thousand and lease liabilities of $19 thousand for its operating leases. The new lease accounting guidance had no material impact on ScoutCam’s Condensed Carve out Statements of Operations and no material impact on the Condensed Carve out Statements of Cash Flows.

Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The right-of-use assets represent ScoutCam’s right to control the use of an underlying asset for the lease term. The lease liabilities represent the present value of ScoutCam’s future lease payments over the expected lease term, which is determined using ScoutCam’s incremental borrowing rate at the lease commencement date. This rate is determined considering factors such as the lease term, credit standing and the economic environment of the location of the lease.

ScoutCam has elected the short-term lease exception for leases with a term of 12 months or less. As part of this election it will not recognize right-of-use assets and lease liabilities on the balance sheet for leases with terms less than 12 months.

ScoutCam’s leases relate to building for ScoutCam’s activities and vehicles leases.

As of September 30, 2019, the weighted average remaining lease term for ScoutCam’s leases was 1.2 years, and the weighted-average discount rate was 10%.

Results of Operations

Comparison of the Year Ended December 31, 2018 and the Year Ended December 31, 2017

The following table summarizes our results of operations for the years ended December 31, 2018 and 2017, together with the changes in those items in dollars and as a percentage:

	2018	2017	% Change
Revenues	391,000	306,000	28%
Cost of Revenues	221,000	162,000	36%
Gross Profit	170,000	144,000	18%
Research and development expenses	183,000	199,000	(8)%
Sales and marketing expense	270,000	279,000	(3)%
General and administrative expenses	240,000	232,000	3%
Operating Loss	(523,000)	(566,000)	(8)%

Revenues

For the year ended December 31, 2018, ScoutCam generated revenues of $391,000, an increase of $85,000 from 2017 revenues.

The tables below set forth our revenues by product:

U.S. dollars; in thousands	2018		2017
Development services	217	55%	-	-
Miniature camera and related equipment	174	45%	306	100%
Total	391	100%	306	100%

The decrease in revenues from miniature camera and related equipment was primarily due to overall decrease in the sales of ScoutCam products to occasional customers.

The increase in revenues from development services was primarily due to:

(i)	during the year ended December 31, 2018, we recorded revenues for development services provided to a customer in the amount of approximately $130,000 (see ‘Customer A’ in note 6b to our carve out financial statements for the year ended December 31, 2018). We did not receive any revenue from this customer during the year ended December 31, 2017; and

(ii)	during the year ended December 31, 2018, we recorded revenues for development services provided to a customer in the amount of approximately $87,000 (see ‘Customer B’ in note 6b to our carve out financial statements for the year ended December 31, 2018). We did not receive any revenue from this customer during the year ended December 31, 2017.

Cost of Revenues

Cost of revenues for the year ended December 31, 2018 were $221,000, an increase of $59,000, or 36%, compared to cost of revenues of $162,000 for the year ended December 31, 2017. The increase in cost of revenues was due to increase in revenues and due to changes in products and services mix.

Gross Profit

Gross profit for the year ended December 31, 2018 was $170,000, an increase of $26,000 compared to gross profit of $144,000 for the year ended December 31, 2017. The increase was primarily due to changes in profitability margins of the product and services mix.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2018, were $183,000, a decrease of $16,000, or 8%, compared to $199,000 for the year ended December 31, 2017.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2018, were $270,000, a decrease of $9,000, or 3%, compared to $279,000 for the year ended December 31, 2017.

General and Administrative Expenses

General and Administrative expenses for the year ended December 31, 2018, were $240,000, an increase of $8,000, or 3%, compared to $232,000 for the year ended December 31, 2017.

Operating loss

We incurred an operating loss of $523,000 for the year ended December 31, 2018, a decrease of $43,000, or 8%, compared to operating loss of $566,000 for the year ended December 31, 2017. The decrease in operating results was due to $26,000 increase in gross profit, $16,000 decrease in in research and development expenses, $9,000 decrease in sales and marketing expenses partially offset by $8,000 increase in administrative and general expenses.

Liquidity and Capital Resources

As of December 31, 2018, our total assets were $516,000. As of December 31, 2017, our total assets were $357,000. The increase of assets was mainly due to increase of accounts receivable, inventory and prepaid expenses. As of December 31, 2018, our total liabilities were $634,000. As of December 31, 2017, our total liabilities were $474,000. The increase of liabilities was mainly due to an increase of non-current contract liabilities.

During the year ended December 31, 2018, ScoutCam incurred loss of $524 thousands and negative cash flow from operating activities of approximately $454 thousands. Based on the projected cash flows Management is of the opinion that without further fund raising it will not have sufficient resources to enable it to continue its operating activities including the development, manufacturing and marketing of its products for a period of at least 12 months from the sign-off date of the carve-out financial statements. As a result, there is a substantial doubt about ScoutCam’s ability to continue as a going concern.

Management’s plans include continuing commercialization of ScoutCam’s products and securing sufficient financing through the sale of additional equity securities, debt or capital inflows from strategic partnerships and others. There are no assurances, however, that ScoutCam will be successful in obtaining the level of financing needed for its operations. If ScoutCam is unsuccessful in commercializing its products and securing sufficient financing, it may need to reduce activities, curtail or even cease operations.

Sources of Liquidity

In 2018 and 2017, we generated liquidity primarily from Parent investment.

Cash Flows

The following table sets forth the significant sources and uses of cash for the periods set forth below (in dollars):

	2018	2017
Cash used in Operating Activity	(454,000)	(530,000)
Cash provided by (used in) Investing Activity	4,000	(22,000)
Cash provided by Financing Activity	450,000	552,000

Operating Activities

For the fiscal year ended December 31, 2018, net cash flows used in operating activities was $454,000, compared to net cash flows used in operating activities of $530,000 for the fiscal year ended December 31, 2017, a decrease of $76,000. The change was mainly due to a decrease in net loss, increase in contract liabilities, partially offset by increase in accounts receivable and increase in prepaid expenses.

Investing Activities

For the fiscal year ended December 31, 2018, net cash flows provided by investing activities was $4,000, compared to net cash flows used in investing activities of $22,000 for the fiscal year ended December 31, 2017. These amounts represent a change in severance pay asset.

Financing Activities

For the fiscal year ended December 31, 2018, net cash flows provided by financing activities was $450,000, compared to net cash flows provided by financing activities of $552,000 for the fiscal year ended December 31, 2017. These amounts represent a transfer from Medigus.

Comparison of the Nine month Ended September 30, 2019 and the Nine month Ended September 30, 2018

Overview

ScoutCam was formed in Israel on January 3, 2019, as a wholly owned subsidiary of Medigus, and commenced operations on March 1, 2019. ScoutCam was incorporated as part of the Reorganization of Medigus, which was designed to distinguish ScoutCam’s miniaturized imaging business, or the micro ScoutCam™ portfolio, from Medigus’s other operations and to enable Medigus to form a separate business unit with dedicated resources focused on the promotion of such technology. In December 2019, Medigus and ScoutCam consummated that Amended and Restated Asset Transfer Agreement, which transferred and assigned certain assets and intellectual property rights related to its miniaturized imaging business.

On March 1, 2019, 12 employees moved from Medigus to ScoutCam. Prior to moving to ScoutCam, the salary costs of those employees were split among all of Medigus’s activities (including the miniaturized imaging business activity). Hence, in the 2018 data provided below, most of the salary costs of these employees are not included. The vast majority of these employees were from the Production and R&D departments. Therefore, their transfer caused large changes in the data of these two line items.

The following table summarizes our results of operations for the nine month ended September 30, 2019 and 2018, together with the changes in those items in dollars and as a percentage:

	2019	2018	% Change
Revenues	272,000	266,000	2%
Cost of Revenues	440,000	155,000	184%
Gross Profit (Loss)	(168,000)	111,000	(251)%
Research and development expenses	216,000	132,000	64%
Sales and marketing expense	130,000	188,000	(31)%
General and administrative expenses	541,000	152,000	256%
Operating Loss	(1,055,000)	(361,000)	192%

Revenues

For the nine month ended September 30, 2019, ScoutCam generated revenues of $272,000, an increase of $6,000 from the nine month ended September 30, 2018 revenues.

Cost of Revenues

Cost of revenues for the nine month ended September 31, 2019 were $440,000, an increase of $285,000, or 184%, compared to cost of revenues of $155,000 for the nine month ended September 30, 2018. The increase in cost of revenues was due to:

a)	Changes in products and services mix;

b)	Increase in payroll expenses, as result of the Reorganization (as described under “Overview”) and allocating employees salaries from research and development line item to the cost of revenues line item due to the nature of their current work.

Gross Profit (Loss)

Gross loss for the nine month ended September 30, 2019 was $168,000, a decrease of $279,000 compared to gross profit of $111,000 for the nine month ended September 30, 2018. The decrease was primarily due to changes in profitability margins of the product and services mix.

Research and Development Expenses

Research and development expenses for the nine month ended September 30, 2019, were $216,000, an increase of $84,000, or 64%, compared to $132,000 for the nine month ended September 30, 2018. The increase was primarily due to increase in payroll expenses, as result of the Reorganization (as described under “Overview”). Payroll expenses at nine month ended September 30, 2019 represent three full time employees, payroll expenses at nine month ended September 30, 2018 represent 1.5 full time employees.

Sales and Marketing Expenses

Sales and marketing expenses for the nine month ended September 30, 2019, were $130,000, a decrease of $58,000, or 31%, compared to $188,000 for the nine month ended September 30, 2018. The decrease was primarily due to decrease in payroll expenses, due to the fact that one of the employees that was classified under sales and marketing in 2018 became the CEO in 2019 and his payroll expenses were not classified under S&M in 2019.

General and Administrative Expenses

General and Administrative expenses for the nine month ended September 30, 2019, were $541,000, an increase of $389,000, or 256%, compared to $152,000 for the nine month ended September 30, 2018. The increase was primarily due to increase in payroll expenses, as result of the Reorganization (as described under “Overview”) and increase in professional services. Payroll expenses at nine month ended September 30, 2019 represent 2.5 full time employees, payroll expenses at nine month ended September 30, 2018 represent 0.8 full time employees. The increase in professional services are due to the Reorganization and to establishing ScoutCam as an independent company.

Operating loss

We incurred an operating loss of $1,055,000 for the nine month ended September 30, 2019, an increase of $694,000, or 192%, compared to operating loss of $361,000 for the nine month ended September 30, 2018. The increase in operating loss was due to $279,000 decrease in gross profit (resulting in gross loss), $84,000 increase in in research and development expenses and $389,000 increase in administrative and general expenses, partially offset by $58,000 decrease in sales and marketing expenses.

Liquidity and Capital Resources

Sources of Liquidity

We generated liquidity primarily from Medigus.

On June 3, 2019, Medigus executed a capital contribution into ScoutCam of an aggregate amount of US$720,000.

On August 27, 2019, Medigus provided ScoutCam with a line of credit in the aggregate amount of US$500,000, and, in exchange, ScoutCam granted Medigus a capital note that bears an annual interest rate of 4%. The repayment of the credit line amount shall be spread over one year in monthly payments beginning on the SEA Closing. As of the date of the SEA Closing, ScoutCam has withdrawn the entire amount of the line of credit.

On November 26, 2019, Medigus provided ScoutCam with a bridge loan in the amount of $US130,000, that shall become due immediately upon the SEA Closing. There were no draw-downs from the line of credit.

Cash Flows

The following table sets forth the significant sources and uses of cash for the periods set forth below (in dollars):

	2019	2018
Cash used in Operating Activity	(1,280,000)	(349,000)
Cash provided by (used in) Investing Activity	(46,000)	2,000
Cash provided by Financing Activity	1,402,000	347,000

Operating Activities

For the nine month ended September 30, 2019, net cash flows used in operating activities was $1,280,000, compared to net cash flows used in operating activities of $349,000 for the nine month ended September 30, 2018, an increase of $931,000. The change was mainly due to an increase in net loss, increase in inventory, and partially offset by increase in accrued compensation expenses.

Investing Activities

For the nine month ended September 30, 2019, net cash flows used in investing activities was $46,000, compared to net cash flows provided by investing activities of $2,000 for nine month ended September 30, 2018. The change was mainly due to purchase of property and equipment and purchase of intangible assets and increase in severance pay asset.

Financing Activities

For the nine month ended September 30, 2019, net cash flows provided by financing activities was $1,402,000, compared to net cash flows provided by financing activities of $347,000 for nine month ended September 30, 2018. The change between the two periods is due to the fact that in 2019 we have transfer of assets to Medigus and capital contribution from Medigus.

Future Funding Requirements

ScoutCam believe that it will require additional financing in order to provide the capital it needs to hit its growth targets.

Off-Balance Sheet Arrangements

On August 27, 2019, Medigus provided ScoutCam with a line of credit in the aggregate amount of US$500,000, and, in exchange, ScoutCam granted Medigus a capital note that bears an annual interest rate of 4%. The repayment of the credit line amount shall be spread over one year in monthly payments beginning on the SEA Closing.

DESCRIPTION OF PROPERTIES

ScoutCam does not own property and leases its principal corporate offices from Medigus, which are located at Omer Industrial Park, No. 7A, P.O. Box 3030, Omer 8496500, Israel. The Company believes its leased office sufficiently meet its current needs.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECUTITIES.

(a) MARKET INFORMATION.

Our Common Stock is quoted on the OTC Markets, Pink Tier, under the symbol “INLL”. However, there is currently no trading market for our Common Stock and there is no assurance that a regular trading market will ever develop.

(b) HOLDERS.

As of December 30, 2019, there were 90 stockholders of record of our Common Stock and 26,884,921 shares of our Common Stock outstanding.

(c) DIVIDENDS.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of December 30, 2019, for:

●	each of our current directors and nominees for director;
●	each of our current named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, entity or group, who beneficially owns more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 26,884,921 shares of our Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Professor Benad Goldwasser(2)	Common Stock	517,018	1.90%
Dr. Yaron Silberman	Common Stock	-	-%
Shmuel Donnerstein	Common Stock	-	-%
Ronen Rosenbloom	Common Stock	-	-%
Issac Zilberman	Common Stock	-	-%
Lior Amit	Common Stock	-	-%
Tanya Yosef	Common Stock	-	-%
All officer and director as a group (7 people)	Common Stock	517,018	1.90%
Medigus Ltd.	Common Stock	16,130,952	60.0%
Yoram Baumann(3)	Common Stock	1,551,053	5.58%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.
(2)	Consists of (i) 206,807 shares of Common Stock and (ii) 310,211 warrants to purchase shares of Common Stock, which are currently exercisable or will become exercisable within 60 days of December 30, 2019.
(3)	Consists of (i) 620,421 shares of Common Stock and (ii) 930,632 warrants to purchase shares of Common Stock, which are currently exercisable or will become exercisable within 60 days of December 30, 2019.

MANAGEMENT

Current Management

The following table sets forth the names and ages of the incoming directors and executive officers:

Name	Age	Positions Held
Professor Benad Goldwasser	69	Chairman of the Board
Dr. Yaron Silberman*	49	Chief Executive Officer
Shmuel Donnerstein†	67	Director
Ronen Rosenbloom	47	Director
Issac Zilberman	68	Director
Lior Amit	53	Director
Tanya Yosef*	37	Chief Financial Officer

* †	Executive Officer Independent Director

Professor Benad Goldwasser has served as chairman of the ScoutCam board of directors since its inception. Prof. Goldwasser is a serial entrepreneur and retired urology medical doctor. In 2016, Prof. Goldwasser launched a venture capital fund partnered with SAIL, a Shanghai Government investment company. Prof. Goldwasser has served as a member of the board of directors of Innoventric Ltd. since 2017. From 2013-2016 Prof. Goldwasser served as an external director of BioCanCell Ltd. (TASE: BICL). Prof. Goldwasser was the co-founder of Vidamed Inc., Medinol Ltd., Rita Medical Inc., Optonol Ltd. and GI View Ltd. Prof. Goldwasser served as managing director of Biomedical Investments Ltd., an Israeli Venture Capital. During his medical career, he served as Chairman of Urology at the Chaim Sheba Medical Center and Professor of Surgery at Tel-Aviv University. Prof. Goldwasser holds an MD and MBA from Tel-Aviv University.

Dr. Yaron Silberman has been serving as chief executive officer ScoutCam Ltd. since March 2019. Prior to that, since January 2011, Dr. Silberman served as ScoutCam’s VP, Sales and Marketing. Dr. Silberman has served as Marketing Director of NiTi Surgical Solutions Ltd., and as Product Manager of Given Imaging Ltd. Dr. Silberman holds a PhD in Computational Neuroscience and Data Processing from Hebrew University of Jerusalem, Israel, an MBA from the College of Management Academic Studies of Rishon Le’Zion, Israel, and a BA in Theoretical Mathematics from The Technion Institute of Technology, Israel.

Shmuel Donnerstein has served on our board of directors since December 26, 2019. Mr. Donnerstein is the chairman and owner of the RB Group. Prior to that, in 1995 Mr. Donnerstein established Open Gallery Door Company, and in 1998 led its merger with Carmiel Timber Plants, which Mr. Donnerstein had acquired prior to the merger. Mr. Donnerstein managed the combined company until 2006. Earlier in his career, Mr. Donnerstein was owner and CEO of Motti Sweets from 1975 until it was acquired by the Strauss Group in 1983. In 2014, Mr. Donnerstein was awarded the Industry Prize from the Manufacturers’ Association of Israel.

Ronen Rosenbloom, has served as a member of our Board since December 26, 2019. Mr. Rosenbloom is an independent lawyer working out of a self-owned law firm specializing in white collar offences. Mr. Rosenbloom serves as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association. Mr. Rosenbloom previously served as a police prosecutor in the Tel Aviv District. Mr. Rosenbloom holds an LLB from the Ono Academic College, an Israeli branch of University of Manchester.

Issac Zilberman, has served as a member of our Board since December 26, 2019. From 2007 through the end of 2016, Mr. Zilberman also served as a special investment advisor at Sullam Holdings L.R. Ltd., a financial services corporation in the Lenny Recanati Group, focusing primarily on investments in high-tech, biotechnology and real estate companies. Mr. Zilberman also serves as a director in other private Israeli companies, and has over 20 years of prior experience as an executive officer of various public and private companies. Mr. Zilberman holds a BA in economics and accounting from Tel Aviv University in Tel Aviv, Israel, and he is a certified public accountant in Israel.

Lior Amit has served on our board of directors since December 26, 2019. Since 2014, Mr. Amit has served as a financial consultant to multiple companies on matters related to, inter alia, mergers and acquisitions. Mr. Amit currently serves as a member of the board of directors for multiple Israeli public and private companies, including in the role of an external or independent director. Mr. Amit holds both a BA in economics and accounting and an MBA from Tel-Aviv University. Mr. Amit is a certified public accountant in Israel.

Tanya Yosef has been serving as our Chief Financial Officer since December 26, 2019. Ms. Yosef is a certified public accountant with many years of experience, who has served as the Company’s controller since December 2009. During 2008-2009 Ms. Yosef worked in the audit department at Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited. Ms. Yosef holds a BA in Economics and Accounting from the Ben-Gurion University of the Negev.

Director Independence

We currently have one independent director on our board of directors, Mr. Shmuel Donnerstein. We are not currently subject to listing requirements of any national securities exchange, which generally stipulates certain requirements that a majority of a company’s board of directors be classified as “independent”. As a result, we are not at this time required to have our board of directors comprised of a majority of “independent directors”. Notwithstanding the foregoing, we have voluntarily adopted the definition of “independent” as defined under Nasdaq Rule 5605(a)(2), and believe Mr. Donnerstein qualifies accordingly.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The board of directors intends going forward to receive and review periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The board of directors intends to focus on the most significant risks facing the Company and our general risk management strategy, and also will attempt to ensure that risks undertaken by the Company are consistent with our board of directors’ appetite for risk. While the board of directors oversees our risk management, management is responsible for day-to-day risk management processes.

Involvement in Certain Legal Proceedings

To our knowledge, the directors and executive officers of both ScoutCam and Intellisense have not been involved in any of the following events during the past ten years:

a)	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

d)	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

e)	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

f)	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Currently, our board of directors does not have any audit, nominating or compensation committees, or committees performing similar functions.

Director Relationships

There are no family relationships between or among any of the incoming directors or executive officers.

EXECUTIVE COMPENSATION

ScoutCam became a wholly owned subsidiary of Intellisense as a result of the consummation of the Exchange Agreement on December 30, 2019.

The table below reflects the compensation granted to the office holders of ScoutCam during the period between March 1, 2019 (inception date) and December 31, 2019:

ScoutCam Summary Compensation Table

Name and principal position	Compensation ($ in thousands)	Other ($ in thousands) *	Total ($ in thousands)
Prof. Benad Goldwasser Chairman of the Board	100	-	100
Yaron Silberman Interim Chief Executive Officer	166	15	181
Amir Govrin Chief Technology Officer	138	18	156
Gal Golov VP Business Development	110	-	110

* Includes car expenses.

Employment Agreements

ScoutCam has entered into written employment agreements with each of its executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, ScoutCam has entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them to the fullest extent permitted by law to the extent that these liabilities are not covered by directors and officers insurance.

Director Compensation

In July of 2019, ScoutCam and Professor Benad Goldwasser entered into a consulting agreement, whereby Professor Goldwasser agreed to serve as the Company’s Chairman of the Board of Directors, effectively retroactively to March 1, 2019, in consideration for, inter alia, a monthly fee of US$10,000 (ten thousand) and options representing 5% of the Company’s fully-diluted share capital as of the SEA Closing.

The following table summarizes all compensation earned in each of the Company’s last two fiscal years ended March 31, 2018 and 2017 by: (i) its principal executive officer; and (ii) its two most highly compensated executive officers other than the principal executive officers who were serving as executive officers at the end of the last completed fiscal year.

Intellisense Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Oded Gilboa	Fiscal years ended March 31, 2018	30,000	-	-	-
Oded Gilboa	Fiscal year ended March 31, 2017	0	-	-	-

Employment Agreements

Intellisense has entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them to the fullest extent permitted by law to the extent that these liabilities are not covered by directors and officers insurance.

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Related Party Transactions for ScoutCam Ltd.

Other than transactions and balances related to cash and share based compensation to officers and directors, ScoutCam had the following related party transactions:

On June 3, 2019, Medigus executed a capital contribution into ScoutCam of an aggregate amount of US$720,000.

On August 27, 2019, Medigus provided ScoutCam with a line of credit in the aggregate amount of US$500,000, and, in exchange, ScoutCam granted Medigus a capital note that bears an annual interest rate of 4%. The repayment of the credit line amount shall be spread over one year in monthly payments beginning on the SEA Closing. As of the date of the SEA Closing, ScoutCam has withdrawn the entire amount of the line of credit.

On November 26, 2019, Medigus provided ScoutCam with a bridge loan in the amount of $US130,000, that shall become due immediately upon the SEA Closing. There were no draw-downs from the line of credit.

On September 3, 2019, a certain Asset Transfer Agreement, by and between ScoutCam and Medigus dated May 28, 2019, became effective, whereby, inter alia, ScoutCam transferred certain assets to Medigus representing an aggregate amount of US$168,000. Under the terms of the Amended and Restated Asset Transfer Agreement, Medigus transferred certain intellectual property rights and licenses, collectively representing an aggregate of US$9.8 million.

RECENT SALES OF UNREGISTERED SECURITIES

On December 30, 2019, pursuant to the Exchange Agreement, the Company issued 16,130,952 shares of Common Stock to Medigus in consideration for 100% of its holdings in ScoutCam. In addition, pursuant to the Exchange Agreement, the Company committed that if ScoutCam achieves US$33,000,000 in sales in the aggregate within the first three (3) years immediately subsequent to the SEA Closing, the Company will issue to Medigus additional shares of Common Stock representing 10% of the Company’ issued and outstanding share capital as reflected on the date of the SEA Closing.

Also on December 30, 2019, pursuant to the Purchase Agreement, the Company issued 6,826,623 shares of Common Stock to certain investors listed therein in exchange for consideration of an aggregate purchase price of approximately US$3.3 million. The Company also issued, pursuant to the Purchase Agreement, a total of 10,239,935 warrants to purchase Common Stock to those certain investors listed therein, whereby (i) 3,413,312 of such warrants are for the purchase of one share of Common Stock with an exercise price of US$0.595, and (ii) 6,826,623 of such warrants are for the purchase of one share of Common Stock with an exercise price of US$0.893.

Furthermore, immediately prior to the SEA Closing, (a) Schweiz Holding AG exercised 5,000 warrants to purchase 49,107 shares of the Company’s Common Stock, (b) Amir Uziel, Lavi Krasney, L.I.A. Pure Capital Ltd., Nir Reinhold and Yaad Consulting Ltd. converted certain promissory notes, representing in the aggregate US$247,238, and the Company issued 824,126 shares of Common Stock, (c) Amir Uziel, Lavi Krasney, and L.I.A. Pure Capital Ltd., exercised 428,150 warrants to purchase 420,504 shares of the Company’s Common Stock, and (d) Oded Gilboa exercised 60,000 warrants to purchase 58,929 shares of the Company’s Common Stock.

The issuance of the aforementioned shares of Common Stock and warrants for purchase of shares of Common Stock was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of our Common Stock took place directly between the aforementioned offerees and us.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

Of the authorized Common Stock, 26,884,921 shares are outstanding as of immediately after the closing of the Exchange Agreement. The holders of our Common Stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board of Directors, and are entitled to share ratably in all of our assets available for distribution to holders of our Common Stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our Common Stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our Common Stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our Common Stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our Common Stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our Common Stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Equity Compensation Plan Information

While the Company does not currently have any equity compensation and/or similar or other plans, the Company in the future may adopt one or more such plans.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

●	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statute.

At this time, we do not have 100 stockholders of record resident in Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Shares Eligible for Future Sale

As of the date hereof, there were 26,884,921 shares of our Common Stock outstanding. We are authorized to issue by our Articles of Incorporation an aggregate of 75,000,000 shares of Common Stock, par value $0.001 per share.

Rule 144

●	Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months (or longer in the case of former shell companies as described below and/or companies that voluntarily file periodic reports with the SEC like us) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

●	Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on Nasdaq or an exchange).

These provisions are, in each case, dependent on the Company being subject to the Exchange Act periodic reporting requirements for at least three months before the sale. However, since our shares are quoted on the OTC Markets, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on Nasdaq, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Intellisense was a shell company prior to the filing of this Form 8-K. The SEC has prohibited the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Undertaking to File a Registration Statement

In connection with the execution of the Purchase Agreement, we undertook to file with the SEC, within ninety (90) days of the SEA Closing, one registration statement on Form S-1 (or such other form of registration then available to effect a registration for the resale of the securities contemplated and issued therein) covering the resale of the shares of Common Stock issued pursuant to the Purchase Agreement, the shares of Common Stock underlying the warrants issued pursuant to the Purchase Agreement, and any other securities issued or issuable with respect to or in exchange for the foregoing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities, which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the SEA Closing, and as of December 26, 2019, each of (i) Mr. Idan Maimon, chief executive officer and director of Intellisense, (ii) Mr. Eyal Ben Ami, director of Intellisense, and (iii) Mr. Oded Gilboa, chief financial officer of Intellisense, resigned from their respective offices with Intellisense. None of the foregoing resignations are in connection with any disagreement with the Company on any matter or any of the Company’s operations, policies, practices or otherwise. Mr. Gilboa will remain employed by the Company as an employee until January 31, 2019.

Concurrent with the foregoing resignations, each of (i) Professor Benad Goldwasser, (ii) Mr. Shmuel Donnerstein, (iii) Mr. Issac Zilberman, (iv) Mr. Lior Amit and (v) Mr. Ronen Rosenbloom were appointed to the board of directors of Intellisense, and Professor Goldwasser was appointed chairman of the board of directors. On December 27, 2019, Mr. Yaron Silberman was appointed to the position of chief executive officer of Intellisense, and Ms. Tanya Yosef was appointed to the position of chief financial officer.

For certain biographical and other information regarding the newly appointed directors and officers, see the disclosure under the heading “Management” of this Form 8-K, which disclosure is incorporated herein by reference.

For information regarding transactions between our company and the newly appointed directors and officers that would require disclosure under Item 404(a) of Regulation S-K, see the disclosure in this Form 8-K under the heading “Certain Relationships and Related Transactions,” which disclosure is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) of this Current Report on Form 8-K are incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(a) Carve-out Financial Statements of ScoutCam, Financial Statements of Intelllisense and Pro Forma Financial Statements

In accordance with Item 9.01(a): (i) ScoutCam’s audited carve-out financial statements for the years ended December 31, 2017 and December 31, 2018 and unaudited carve-out financial statements for the nine and three months ended September 30, 2018 and September 30, 2019, are filed as Exhibit 99.1 to this Current Report on Form 8-K, (ii) Intellisense’s audited financial statements for the years ended December 31, 2017 and December 31, 2018 and for the nine and three months ended September 30, 2018 and September 30, 2019, are filed as Exhibit 99.2 to this Current Report on Form 8-K, and (iii) unaudited pro forma combined condensed financial statements, are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(b) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to Intellisense Solutions Inc.’s Registration Statement on Form S-1 filed with the Commission on May 29, 2013)
3.2	Bylaws (incorporated by reference to Intellisense Solutions Inc.’s Registration Statement on Form S-1 filed with the Commission on May 29, 2013)
10.1	Securities Exchange Agreement, dated September 16, 2019, by and between Intellisense Solutions Inc. and Medigus Ltd. (incorporated by reference to our Report on Form 8-K filed with the SEC on September 17, 2019)
10.2*	Form of Securities Purchase Agreement, dated December 26, 2019, by and between Intellisense Solutions Inc., ScoutCam Ltd., and certain investors listed therein
10.3*	Form of Escrow Agreement, dated December 26, 2019, by and between ScoutCam Ltd., Intellisense Solutions Inc., Altshuler Shaham Trusts Ltd., and those certain investors that are a party to the Securities Purchase Agreement dated December 26, 2019
10.4*	Form of Warrant A by and between Intellisense Solutions Inc. and those certain investors that are a party to the Securities Purchase Agreement dated December 30, 2019
10.5*	Form of Warrant B by and between Intellisense Solutions Inc. and those certain investors that are a party to the Securities Purchase Agreement dated December 30, 2019
10.6*	Form of Registration Rights Agreement, dated December 26, 2019, by and between Intellisense Solutions Inc. and those certain investors that are a party to the Securities Purchase Agreement dated December 26, 2019
10.7*	Amended and Restated Asset Transfer Agreement, by and between ScoutCam Ltd. and Medigus Ltd., dated December 1, 2019
10.8*	Consulting Agreement by and between ScoutCam Ltd. and Professor Benad Goldwasser, dated July 31, 2019
21.1*	Subsidiaries of the Registrant
99.1*	Carve-out Financial Statements of ScoutCam Ltd.
99.2*	Financial Statements of Intellisense Solutions Inc.
99.3*	Pro Forma Combined Condensed Financial Statements of Intellisense Solutions Inc. and ScoutCam Ltd.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intellisense Solutions Inc.

Date: December 31, 2019	/s/ Yaron Silberman
Chief Executive Officer